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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


We consent to the use of our report dated February 9, 2001, in the Annual Report on Form 10-KSB of ANTS software inc. (the "Company") dated March 28, 2002.

Date: March 28, 2002


                                         /s/ Farber & Hass, LLP
                                         --------------------------
                                         Farber & Hass, LLP
                                         Oxnard, Calif.